CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




TO:      Cavalcade of Sports Media, Inc..


         As independent certified public accountants we hereby consent to the use of our report dated October 25, 2000 relating to the financial statements of Cavalcade of Sports Media, Inc. incorporated in such Form 10-SB Registration Statement.



                                                   /s/ STEFANOU & COMPANY, LLP
                                                   Stefanou & Company, LLP



McLean, Virginia
December 13, 2000